Exhibit 99.1

ARMSTRONG FLOORING ANNOUNCES AGREEMENT TO SELL ITS

WOOD FLOORING SEGMENT AND COST OPTIMIZATION PLAN

- Sale Price of $100 million Valued at Approximately 7.2 Times the Wood Flooring Segment’s Trailing Twelve Month Adjusted EBITDA

- Cost Optimization Plan to Simplify Operations Following Divestiture

- Divestiture and Cost Optimization Plan Immediately Accretive to Adjusted EBITDA Margin from Continuing Operations

- Strengthens Focus on Growing Resilient Flooring Segment

Lancaster, PA, November 15, 2018. Armstrong Flooring, Inc. (NYSE: AFI) (“Armstrong Flooring” or the “Company”) has entered into a definitive agreement to sell its Wood Flooring segment to an affiliate of American Industrial Partners (“AIP”) for a purchase price of $100 million, subject to customary adjustments for working capital, debt, and other matters. The transaction is valued at approximately 7.2 times the Wood Flooring segment’s trailing twelve month Adjusted EBITDA. As of October 31, 2018 Armstrong Flooring’s Wood Flooring segment comprised six U.S. manufacturing facilities primarily serving the North American region and approximately 1,700 employees. The transaction, which is subject to customary closing conditions, is expected to be completed at the end of the fourth quarter of 2018. The net proceeds to the Company from the transaction after purchase price adjustments are non-taxable and expected to be $85 to $90 million, which should increase the Company’s flexibility to further invest in its growth strategies and other value-enhancing opportunities.

Upon closing of the sale, Armstrong Flooring will intensify its focus on the fastest-growing parts of the flooring industry, including Luxury Vinyl Tile (“LVT”) and rigid core, as well as its wide range of resilient products including Vinyl Composition Tile and resilient sheet. AIP will gain Armstrong Flooring’s high-quality wood flooring product portfolio and existing network of wood floor manufacturing facilities, staffed by an experienced wood flooring team. AIP will own the Bruce brand and all other Wood Flooring segment brands. To ensure a seamless transition for customers, AIP will have full access to the Armstrong Flooring brand for the sale of wood products for two years after closing.

Don Maier, Chief Executive Officer, commented, “Today’s announcement demonstrates our commitment to maximizing shareholder value and focusing our portfolio on profitable growth strategies. The wood flooring industry has been impacted by changing market dynamics and now is the right time to deepen our focus on LVT and other resilient flooring categories, where we are confident fundamentals remain strong for future growth.”

Rick Hoffman, Partner at AIP, said, “Don and I believe this strategic decision empowers both the resilient and wood flooring businesses to better realize their core strengths and pursue strategies for growth, product innovation and quality, and exceptional service to customers. Our companies look forward to working closely with each other to ensure a seamless transition for employees, customers and suppliers.”

Additional Details on 2018 Outlook

The Company previously provided its Adjusted EBITDA outlook for the full year 2018 in the range of $72 million to $78 million. The segment level contribution to the full year Adjusted EBITDA outlook is unchanged. On the current basis of presentation, Adjusted EBITDA for the Resilient Flooring segment is expected to be $59 million to $63 million for the full year 2018. Starting in the fourth quarter 2018, the Wood Flooring segment is expected to be classified as a Discontinued Operation.

In connection with the divestiture of its Wood Flooring segment, some shared costs currently allocated to the Wood Flooring segment are expected to be assigned to the Resilient Flooring segment. As a result, the Company announced a cost optimization plan to improve its existing cost structure by eliminating essentially all shared costs that will not be covered by transition service agreements with AIP. The new structure is expected to better reflect the simplification of the Company’s operations as a purely resilient flooring company. The Company expects these efforts to generate annualized savings of approximately $5 million to $6 million and to be substantially completed by the end of the fourth quarter of 2018, concurrent with the closing of the divestiture transaction. In connection with these actions, the Company expects to incur one-time charges of $1 million to $2 million in the fourth quarter. These charges relate primarily to severance expenses. By the end of 2018, the Company expects to offset the impact of essentially all shared costs reassigned to the Resilient Flooring segment through the benefit of its cost optimization plan, along with transition service agreements with AIP.

Mr. Maier stated, “The divesture and related cost optimization are additional steps in our ongoing plan to streamline our organization and deliver on our strategic priorities to innovate products, elevate our operating performance and drive further success. With a pure-play resilient flooring company, we will be better positioned than ever to continue growing Adjusted EBITDA and margin from continuing operations.”

Goldman Sachs is acting as financial advisor to Armstrong Flooring on the transaction and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel.

Conference Call and Webcast

The Company will provide additional details about this transaction during a special conference call and webcast at 11:00 a.m. ET on November 15. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). Supplemental financial information in connection with the proposed transaction, including a non-GAAP reconciliation for Securities and Exchange Commission Regulation G purposes, will be available in the Investors section of the Company’s website at www.armstrongflooring.com.

About Armstrong Flooring

Armstrong Flooring, Inc. (NYSE: AFI) is a global leader in the design and manufacture of innovative flooring solutions that inspire spaces where people live, work, learn, heal and play SM. Headquartered in Lancaster, Pa., Armstrong Flooring is a leading manufacturer of resilient products across North America. The Company safely and responsibly operates 15 manufacturing facilities in three countries and employs approximately 3,500 individuals, all working together to provide the highest levels of service, quality and innovation to ensure it remains as strong and vital as its 150-year heritage. Learn more at www.armstrongflooring.com.

About American Industrial Partners

American Industrial Partners is an operationally oriented private equity firm that makes control investments in industrial businesses serving domestic and global markets. The firm has deep roots in the industrial economy and has been active in private equity investing since 1989. To date, AIP has completed over 90 transactions and currently has $4.2 billion of assets under management on behalf of leading pension, endowment and financial institutions. For more information on AIP, visit www.americanindustrial.com.

Forward Looking Statements

Disclosures in this release, including without limitation those regarding our entry into a definitive agreement to sell the Wood Flooring segment to American Industrial Partners, the transactions contemplated thereby and any financial expectations related thereto, and in our other public documents and comments contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in our reports filed with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

Contact Information

Investors:

Douglas Bingham

VP, Treasury and Investor Relations

717-672-9300

IR@armstrongflooring.com

Media:

Steve Trapnell

Corporate Communications Manager

717-672-7218

aficorporatecommunications@armstrongflooring.com

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